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                                                                    Exhibit 21.1

                   Subsidiaries of Dayton Superior Corporation
                   -------------------------------------------



                                                  Jurisdiction of Incorporation
Name                                                  or Organization
----                                              -----------------------------

Aztec Concrete Accessories, Inc.                          California
Dayton Superior Canada Ltd.                               Ontario
Dayton Superior FSC Corp.                                 Barbados
Dayton Superior Specialty Chemical Corp.                  Kansas
Dur-O-Wal, Inc.                                           Delaware
Symons Corporation                                        Delaware
Trevecca Holdings, Inc.                                   Delaware